Exhibit 23.2

PricewaterhouseCoopers LLP 214 North Tryon Street Suite 3600 Charlotte, NC 8202 Telephone (704) 344 7500 Facsimile (704) 344 4100 www.pwc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 2 to this Registration Statement on Form S-3 of Patriot Coal Corporation of our report dated February 19, 2007 relating to the financial statements of KE Ventures, LLC, which appears in Patriot Coal Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
May 4, 2009